Exhibit 10.46
SECURED CONVERTIBLE PROMISSORY NOTE
$400,000
June 1, 2007
     FOR VALUE RECEIVED, the undersigned, Sutura, Inc., a Delaware corporation (the “Maker”), hereby promises to pay to the order of Synapse Capital, LLC, as agent, a California limited liability company, or its assigns (the “Payee”), at such place as the Payee may designate in writing, the principal sum of Four Hundred Thousand Dollars ($400,000) under the terms set forth herein. On March 5, 2007, Maker entered into a series of Notes (each a “March 2007 Note” and together the “March 2007 Notes”) with Whitebox Hedged High Yield Partners, L.P., Pandora Select Partners, L.P., Whitebox Convertible Arbitrage Partners, L.P., and Whitebox Intermarket Partners, L.P. (each a “Whitebox Party” and, collectively, the “Whitebox Parties”), as provided for under Section 6.4 of the Purchase Agreement of December, 13 2006, whereby Maker entered into a series of Notes with the Whitebox Parties and the other purchasers named therein (each a “December 2006 Note” and, collectively, the “December 2006 Notes”). On September 7, 2005, Maker entered into a series of Notes with the Whitebox Parties and the other purchasers named therein (each a “September 2005 Note” and, collectively, the “September 2005 Notes”). On March 25, 2005, Maker entered into a series of Notes with the Whitebox Parties and the other purchasers named therein (each a “March 2005 Note” and, collectively, the “March 2005 Notes”). On September 17, 2004, Maker entered into a series of Notes with the Whitebox Parties and the other purchasers named therein (each a “September 2004 Note” and, collectively, the “September 2004 Notes”). The March 2007 Notes, December 2006 Notes, September 2005 Notes, March 2005 Notes and the September 2004 Notes shall each be referred to herein as a “Series Note” and collectively, together, as the “Series Notes”. As used herein, the terms “Whitebox Party” and “Whitebox Parties” shall also include the other purchasers of the various Series Notes referred to above.
1. Interest. The unpaid principal balance hereof from time to time outstanding shall bear interest from the date hereof at the rate of eight percent (8%) per annum.
2. Payment. Except as otherwise provided herein, and subject to any default hereunder, the principal and interest hereof is payable as follows:
     (a) Interest only is payable in cash or stock (as provided below) quarterly in arrears on the last day of each calendar quarter, beginning June 30, 2007. The parties hereby agree that the Maker may pay interest due hereunder, or any portion thereof, by issuing to the Payee fully paid and nonassessable shares of Maker’s Common Stock, par value $0.001 per share in lieu of cash. The number of shares of Common Stock issuable upon payment of any portion of an interest payment hereunder in stock shall be computed by dividing each such applicable portion of the interest payment to be paid in shares of Common Stock by the Interest Conversion Rate (as defined below) in effect at such time. The Maker shall not pay any portion of interest due hereunder in a form other than cash unless an equal proportion of interest due has been paid in such form on all the Series Notes.

     (b) The “Interest Conversion Rate” shall be equal to the greater of (A) $0.08 per share; or (B) the average of the daily closing bid prices for the Maker’s Common Stock over a period of 30 consecutive Trading Days. The last day of such 30 day period will be the Trading Day immediately prior to the day in which an interest payment is due. A “Trading Day” is (x) a day on which the Common Stock is traded on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or OTC Bulletin Board (all “Trading Markets”), or (y) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its function of reporting prices). In the event the Maker and any Whitebox Party agree to a lower interest conversion rate on any outstanding Series Note, then the Interest Conversion Rate hereunder shall equal such lower rate on such Series Note. The lower rate referred to in the foregoing sentence shall exclude the current rate on the March 2007 Notes and the December 2006 Notes and any lowered rate as may be required by the terms of any additional financing of the Maker by a Whitebox Party, provided that Payee has been permitted to participate up to its pro rata portion of such additional financing based on the unpaid principal and accrued interest of this Note as it bears to the total amount of unpaid principal and accrued interest of this Note together with all Whitebox Party notes.
     (c) On December 1, 2008 (the “Maturity Date”), the remaining outstanding principal balance of this Note will be due and payable in cash, together with all then-accrued but unpaid interest.
     (d) Except as provided herein, the Maker will have no right of early prepayment on this Note. In the event that the Maker and any Whitebox Party agree to the prepayment of any portion of any of the Series Notes or any other note issued to a Whitebox Party prior to the scheduled or extended due date of such note, then Payee shall have the right (but not the obligation) to require the prepayment of such pro rata portion of outstanding principal and/or accrued interest of this Note based on the total to be prepaid under the relevant Series Note(s) and other Whitebox note(s) as it bears to the total amount of unpaid principal and accrued interest of the Series Notes and other Whitebox note(s). Any payments made pursuant to the acceleration of a note that is in default shall be considered a prepayment that is subject to the foregoing sentence.
3. Conversion.
     (a) At any time while any portion of the principal or interest of this Note is outstanding, the Payee may give the Maker written notice (the “Payee Notice”) of its intention to convert all or any portion of the outstanding principal and/or accrued but unpaid interest on this Note into shares of the Maker’s Common Stock based on a conversion rate as described below (the “Conversion Rate”). The number of shares of Common Stock issuable upon payment of any portion of the outstanding principal and/or accrued but unpaid interest on this Note shall be computed by dividing each such applicable portion of the payment to be paid in shares of Common Stock by the Conversion Rate in effect at the close of business on the date prior to the date on which the Payee Notice is sent. Upon receipt of the Payee Notice, the Maker shall immediately cause certificates dated the Payee Notice date and representing these shares to be delivered to Payee within 20 days of, and payment shall be deemed to have been made on, the date of the Payee Notice.
     (b) The Conversion Rate shall initially be equal to $0.15. In the event the Maker and any Whitebox Party agree to a lower conversion rate on any outstanding Series Note, then the Conversion Rate hereunder shall equal such lower rate on such Series Note. The lower rate referred to in the foregoing sentence shall exclude the current rate on the March 2007 Notes and the December 2006 Notes and any lowered rate as may be required by the terms of any additional financing of the Maker by a Whitebox Party, provided that Payee has been permitted to participate up to its pro rata portion of such additional financing based on the unpaid principal and accrued interest of this Note as it bears to the total amount of unpaid principal and accrued interest of this Note together with all Whitebox Party notes.
     (c) The Conversion Rate (and, as applicable, the factors above used to compute it) shall be adjusted proportionally for any subsequent stock dividend or split, stock combination or other similar recapitalization, reclassification or reorganization of or affecting Maker’s Common Stock. In case of any consolidation or merger to which the Maker is a party other than a merger or consolidation in which the Maker is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Maker as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Maker), then instead of receiving shares of Maker’s Common Stock, Payee shall have the right thereafter to receive the kind and amount of shares of stock and other securities and property which the Payee would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had the same portion of this Note been paid or converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of the Payee, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable in connection with this Note. The provisions of this subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.
     (d) Notwithstanding the preceding, if at any time while any portion of the principal or interest of this Note is outstanding, any or all of the Whitebox Parties provide Maker with written notice (the “Whitebox Notice”) of their intention to convert all or any portion of the outstanding principal and/or accrued but unpaid interest of all or any of the Series Notes that has a conversion rate equal to or higher than the Conversion Rate on this Note, then such Whitebox Notice shall constitute a Payee Notice hereunder (without any further action of Payee) to convert such pro rata portion of outstanding principal and/or accrued interest of this Note based upon the total to be converted pursuant to the Whitebox Notice as it bears to the total amount of unpaid principal and accrued interest of the Series Notes that have a conversion rate equal to or higher than the Conversion Rate on this Note. Upon its receipt of any Whitebox Notice, Maker shall give prompt notice of such receipt to Payee.

     (e) Any Common Stock issued in payment of all or any portion of the outstanding principal and/or accrued but unpaid interest on this Note shall have those registration rights set forth for Payee in the Registration Rights Agreement of even date herewith by and among Maker, Payee and certain other parties thereto.
4. Security. The full and timely payment of this Note shall be secured by that certain Fifth Amended Security Agreement and Fifth Amended Patent and Trademark Security Agreement, each of this date (together, the “Security Agreements”), covering all of Maker’s assets. Except as otherwise may be permitted by the Security Agreements, the security interest granted under the Security Agreements shall be a first priority security interest subordinate to no other secured rights, but shared with the holders of the Series Notes and the secured parties under the Security Agreements.
5. Default. The occurrence of any one or more of the following events shall constitute an event of default, upon which Payee may declare the entire principal amount of this Note, together with all accrued but unpaid interest, to be immediately due and payable:
     (a) The Maker shall fail to make any required payment of principal or interest when due, and such failure shall continue through five days after Payee gives written notice of such failure to Maker.
     (b) [Intentionally Omitted].
     (c) [Intentionally Omitted].
     (d) The Maker shall fail to materially perform or comply with any covenant, agreement, term or provision contained in any of the Security Agreements, and such failure shall continue through five days after Payee gives written notice of such default to Maker.
     (e) The Maker shall be in default of any term or provision of any of the Series Notes or any note due to a Whitebox Party, and any Whitebox Party has declared a default and has accelerated payment of any amounts due under any such notes.
     (f) The Maker shall become insolvent or shall fail to pay, or become unable to pay, its debts as they become due; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law shall be instituted by or against the Maker.
     (g) Any representation or warranty of the Maker contained in any of the Security Agreements shall be untrue in any material respect.
     Without limiting the above, the Maker acknowledges that payments on the various scheduled due dates in Section 2 are of essence and that any failure to timely pay any installment of principal or interest (within any permitted grace period above) permits Payee to declare this Note immediately due in cash in its entirety without any prior notice of any kind to Maker, except for the specific notices provided above.

6. Mandatory Prepayments. If Maker or its controlling stockholders enter into a definitive agreement relating to a Sale Transaction (as defined below), the Maker shall give Payee at least fifteen days prior written notice of the proposed date for consummation of the Sale Transaction. The Maker’s notice shall include a description of the proposed price, terms and conditions of the Sale Transaction. Despite any other provisions hereof, the entire principal balance of this Note, and all accrued but unpaid interest, shall be due and payable immediately prior to (and as a condition of) the closing on the Sale Transaction. However, within fifteen days after receipt of Maker’s notice, Payee may give written notice to Maker that Payee elects to convert all or any portion of the outstanding principal and/or accrued but unpaid interest on this Note into shares of the Maker’s Common Stock (in which case, the Payee’s notice will constitute a Payee Notice under Section 3 above and the portion of this Note not so converted will be retired in cash as otherwise provided in this Section).
     The Maker shall not consummate any Sale Transaction, the price, terms and conditions of which materially deviate from those described in Maker’s notice to the Payee, without first giving the Payee a new notice specifying such changes. Such new notice will commence a new 15-day period during which time Payee may give its notice to Maker as provided above. Nothing in this Section will restrict the Maker’s ability to effect a Sale Transaction if Maker complies with the foregoing provisions hereof.
     For purposes of this Note, a “Sale Transaction” shall mean the sale, license or other disposition of all or substantially all of Maker’s assets, the sale or exchange of a majority of the outstanding voting stock of Maker or the merger or consolidation of Maker into or with any other entity (except in the case where the holders of Maker’s voting stock prior to consummation of such merger or consolidation hold at least a majority of the outstanding voting securities of the surviving entity).
7. Applicable Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THE NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.
8. Waivers. The Maker hereby waives presentment for payment, notice of dishonor, protest and notice of payment and all other notices of any kind in connection with the enforcement of this Note.
9. No Setoffs. The Maker shall pay principal and interest under the Note without any deduction for any setoff or counterclaim.
10. Costs of Collection. If this Note is not paid when due, the Maker shall pay Payee’s reasonable costs of collection, including reasonable attorney’s fees.
11. Payee As Agent. Maker acknowledges that Payee is holding this Note for the benefit of itself and as agent for certain other parties which and who are parties to a Settlement Agreement with Maker dated as of an even date herewith. By acceptance of this Note Payee represents to Maker that it has the authority to enter into this Note and the Security Agreements and that

Maker may rely on any act of, or notice by, Payee hereunder or under the Security Agreements as the act and notice of all parties for which and whom it is acting as agent.

SUTURA, INC.
By
David Teckman, President and
Chief Executive Officer